                            EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release

Columbus McKinnon Reports Record Sales and Operating Income
for Second Quarter Fiscal Year 2024

CHARLOTTE, NC, November 1, 2023 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2024 second quarter, which ended September 30, 2023. Results include the addition of montratec®, which was acquired on May 31, 2023 ("the acquisition").

Second Quarter Highlights (compared with prior-year period, except where otherwise noted)

•Growth strategy drives record sales of $258.4 million, up 12% over same period in the prior year

•CMBS enables record gross margin of 38.7%; 190 basis point margin expansion sequentially

•Record operating income of $33.4 million, up 22% over prior year

•Expanded financial flexibility while reducing debt; paid down $15 million in debt and increasing debt pay down plans by $10 million to $50 million in fiscal 2024

•Expect to surpass $1 billion in revenue in fiscal 2024; advancing toward fiscal 2027 targets

David J. Wilson, President and CEO, commented, “Our second quarter results reflect the meaningful progress we are making as our team executes toward our fiscal 2027 targets. We achieved several new milestones this quarter including record revenue, gross margin and operating income. Being customer led is a foundational component of the Columbus McKinnon Business System (“CMBS”) which drives continuous improvement, discipline, communication and accountability. We remain laser focused on improving our customers’ experience and our progress has been validated by recent improvements in our net promoter score. The 80/20 process is another key focus area of CMBS with our current priority being product line simplification. Beyond optimizing financial performance, this will lead to improved product offerings, stronger market positioning and the ability to simplify our factory footprint.”

Mr. Wilson noted, “We are clearly building momentum within the organization and expect to surpass $1 billion in revenue in fiscal 2024. We also expect to deliver approximately 150 basis points of year-over-year gross margin expansion, exceeding our previous guidance. We are excited about the prospects for our precision conveyance platform including the recent addition of the montratec business. This, in combination with our organic growth initiatives, is driving the transformation of Columbus McKinnon to a less cyclical, higher growth and more profitable enterprise.”

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
Second Quarter Fiscal 2024 Sales

($ in millions)	Q2 FY 24	Q2 FY 23	Change	% Change
Net sales	$258.4	$231.7	$26.7	11.5%
U.S. sales	$145.2	$139.7	$5.5	3.9%
% of total	56%	60%
Non-U.S. sales	$113.2	$92.0	$21.2	23.0%
% of total	44%	40%

For the quarter, net sales increased $26.7 million, or 11.5%. The acquisition contributed $9.5 million, or 4.1%, of the increase in sales. In the U.S., sales were up $5.5 million, or 3.9%, as a result of $4.9 million of price improvement, $0.4 million contribution from the acquisition and $0.2 million of higher volume. Sales outside the U.S. increased $21.2 million, or 23.0%, driven by $9.1 million of sales related to the acquisition, $5.7 million of price improvement and $0.8 million of higher volume. Favorable foreign currency translation was $5.6 million.

Second Quarter Fiscal 2024 Operating Results

($ in millions)	Q2 FY 24	Q2 FY 23	Change	% Change
Gross profit	$100.0	$86.3	$13.7	15.8%
Gross margin	38.7%	37.2%	150 bps
Adjusted gross profit*	$100.0	$86.3	$13.7	15.8%
Adjusted gross margin*	38.7%	37.2%	150 bps
Income from operations	$33.4	$27.4	$6.0	21.8%
Operating margin	12.9%	11.8%	110 bps
Adjusted income from operations*	$34.1	$28.6	$5.5	19.2%
Adjusted operating margin*	13.2%	12.4%	80 bps
Net income	$15.8	$14.1	$1.7	12.0%
Net income margin	6.1%	6.1%	0 bps
Diluted EPS	$0.55	$0.49	$0.06	12.2%
Adjusted EPS*	$0.76	$0.73	$0.03	4.1%
Adjusted EBITDA*	$45.7	$39.0	$6.7	17.1%
Adjusted EBITDA margin*	17.7%	16.8%	90 bps
*Adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted income from operations, adjusted operating margin, and adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.

Adjusted earnings per diluted share of $0.76 excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.

Third Quarter Fiscal 2024 Outlook

Columbus McKinnon expects third quarter fiscal 2024 sales of approximately $245 million to $255 million at current exchange rates. This represents 9% growth year-over-year at the midpoint of the range.

Mr. Wilson concluded, “This quarter’s record financial performance provides additional proof points that demonstrate progress toward our fiscal 2027 targets. Given these results, we are accelerating debt repayment even as we invest in improving productivity and simplifying our footprint. We now expect our net leverage ratio to be approximately 2.3x1 by the end of fiscal 2024. As we execute our strategy, we are building an enterprise that can deliver stronger growth and increased profitability as we advance the transformation of Columbus McKinnon.”

1On a financial covenant basis per Amended and Restated Credit Agreement

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.cmco.com/. A question-and-answer session will follow the formal discussion.

The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.cmco.com/. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Wednesday, November 8, 2023. To listen to the archived call, dial 412-317-6671 and enter the conference ID number 13741338. Alternatively, an archived webcast of the call can be found on the Company’s website and a transcript of the call will be posted there once available.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future sales and future gross margin expansion, and future potential to deliver results; the execution of its strategy and further transformation of the Company with stronger growth, less cyclicality and higher margins, and achievement of the Company’s fiscal 2027 goals and certain other goals; and the amount and timing of future debt repayments by the Company. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including as to revenue and gross margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. Except as required by applicable law, the Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Executive Vice President Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmco.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2023	September 30, 2022	Change
Net sales	$258,400	$231,740	11.5%
Cost of products sold	158,424	145,430	8.9%
Gross profit	99,976	86,310	15.8%
Gross profit margin	38.7%	37.2%
Selling expenses	26,867	25,617	4.9%
% of net sales	10.4%	11.1%
General and administrative expenses	25,709	21,413	20.1%
% of net sales	9.9%	9.2%
Research and development expenses	6,541	5,461	19.8%
% of net sales	2.5%	2.4%
Amortization of intangibles	7,508	6,447	16.5%
Income from operations	$33,351	$27,372	21.8%
Operating margin	12.9%	11.8%
Interest and debt expense	10,211	6,768	50.9%
Investment (income) loss	88	312	(71.8)%
Foreign currency exchange (gain) loss	1,746	1,003	74.1%
Other (income) expense, net	393	222	77.0%
Income (loss) before income tax expense (benefit)	$20,913	19,067	9.7%
Income tax expense (benefit)	5,100	4,953	3.0%
Net income (loss)	$15,813	$14,114	12.0%

Average basic shares outstanding	28,725	28,619	0.4%
Basic income (loss) per share	$0.55	$0.49	12.2%

Average diluted shares outstanding	29,001	28,748	0.9%
Diluted income (loss) per share	$0.55	$0.49	12.2%

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2023	September 30, 2022	Change
Net sales	$493,892	$452,027	9.3%
Cost of products sold	307,266	283,191	8.5%
Gross profit	186,626	168,836	10.5%
Gross profit margin	37.8%	37.4%
Selling expenses	51,848	51,773	0.1%
% of net sales	10.5%	11.5%
General and administrative expenses	53,152	43,299	22.8%
% of net sales	10.8%	9.6%
Research and development expenses	12,442	10,591	17.5%
% of net sales	2.5%	2.3%
Amortization of intangibles	14,385	12,982	10.8%
Income from operations	54,799	50,191	9.2%
Operating margin	11.1%	11.1%
Interest and debt expense	18,836	12,971	45.2%
Investment (income) loss	(454)	742	NM
Foreign currency exchange (gain) loss	2,230	2,206	1.1%
Other (income) expense, net	605	(2,079)	NM
Income (loss) before income tax expense (benefit)	33,582	36,351	(7.6)%
Income tax expense (benefit)	8,494	13,846	(38.7)%
Net income (loss)	25,088	22,505	11.5%

Average basic shares outstanding	28,694	28,581	0.4%
Basic income (loss) per share	$0.87	$0.79	10.1%

Average diluted shares outstanding	28,962	28,733	0.8%
Diluted income (loss) per share	$0.87	$0.78	11.5%

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,058	$133,176
Trade accounts receivable	$166,390	$151,451
Inventories	$204,997	$179,359
Prepaid expenses and other	$40,749	$32,254
Total current assets	$511,194	$496,240

Property, plant, and equipment, net	$100,602	$94,360
Goodwill	$717,572	$644,629
Other intangibles, net	$397,388	$362,537
Marketable securities	$10,807	$10,368
Deferred taxes on income	$2,206	$2,035
Other assets	$87,632	$88,286
Total assets	$1,827,401	$1,698,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$71,446	$76,736
Accrued liabilities	$141,532	$124,317
Current portion of long-term debt and finance lease obligations	$50,636	$40,604
Total current liabilities	$263,614	$241,657

Term loan, AR securitization facility and finance lease obligations	$514,205	$430,988
Other non current liabilities	$195,584	$192,013
Total liabilities	$973,403	$864,658

Shareholders’ equity:
Common stock	$287	$286
Treasury stock	$(1,001)	$(1,001)
Additional paid in capital	$519,593	$515,797
Retained earnings	$379,834	$356,758
Accumulated other comprehensive loss	$(44,715)	$(38,043)
Total shareholders’ equity	$853,998	$833,797
Total liabilities and shareholders’ equity	$1,827,401	$1,698,455

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2023	September 30, 2022
Operating activities:
Net income (loss)	$25,088	$22,505
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	$22,482	$20,893
Deferred income taxes and related valuation allowance	$(6,097)	$(698)
Net loss (gain) on sale of real estate, investments and other	$(302)	$852
Stock-based compensation	$5,264	$3,629
Amortization of deferred financing costs	$1,106	$860
Loss (gain) on hedging instruments	$554	$(714)
Gain on sale of building	$—	$(232)
Loss on retirement of fixed asset	$—	$175
Non-cash lease expense	$4,684	$3,843
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	$(11,409)	$381
Inventories	$(22,415)	$(30,754)
Prepaid expenses and other	$(5,868)	$2,321
Other assets	$357	$24
Trade accounts payable	$(5,996)	$(11,267)
Accrued liabilities	$(3,085)	$(3,124)
Non-current liabilities	$(4,921)	$(2,545)
Net cash provided by (used for) operating activities	$(558)	$6,149

Investing activities:
Proceeds from sales of marketable securities	$1,100	$1,900
Purchases of marketable securities	$(1,809)	$(2,709)
Capital expenditures	$(10,319)	$(5,288)
Proceeds from sale of building, net of transaction costs	$—	$373
Purchase of businesses, net of cash acquired	$(108,145)	$(1,616)
Dividend received from equity method investment	$144	$313
Net cash provided by (used for) investing activities	$(119,029)	$(7,027)

Financing activities:
Proceeds from the issuance of common stock	$492	$621
Repayment of debt	$(25,294)	$(20,264)
Proceeds from issuance of long-term debt	$120,000	$—
Fees paid for borrowings on long-term debt	$(2,859)	$—
Cash inflows from hedging activities	$12,084	$12,306
Cash outflows from hedging activities	$(12,660)	$(11,689)
Payment of dividends	$(4,015)	$(4,001)
Other	$(1,954)	$(1,375)
Net cash provided by (used for) financing activities	$85,794	$(24,402)

Effect of exchange rate changes on cash	$(325)	$(1,245)

Net change in cash and cash equivalents	$(34,118)	$(26,525)
Cash, cash equivalents, and restricted cash at beginning of year	$133,426	$115,640
Cash, cash equivalents, and restricted cash at end of period	$99,308	$89,115

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Q2 FY 2024 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2023 Sales	$231.7		$452.0
Acquisition	9.5	4.1%	12.2	2.7%
Volume	1.0	0.4%	2.2	0.5%
Pricing	10.6	4.6%	21.6	4.8%
Foreign currency translation	5.6	2.4%	5.9	1.3%
Total change	$26.7	11.5%	$41.9	9.3%
Fiscal 2024 Sales	$258.4		$493.9

COLUMBUS McKINNON CORPORATION
Q2 FY 2024 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2023 Gross Profit	$86.3	$168.8
Price, net of manufacturing costs changes (incl. inflation)	5.7	11.2
Sales volume and mix	0.6	(1.5)
Acquisition	5.5	6.3
Current year business realignment costs	—	(0.2)
Foreign currency translation	1.9	2.0
Total change	13.7	17.8
Fiscal 2024 Gross Profit	$100.0	$186.6

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 24	63	62	61	62	248

FY 23	63	64	60	63	250

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Additional Data(1)
(Unaudited)

	September 30, 2023		June 30, 2023		March 31, 2023		September 30, 2022
($ in millions)
Backlog	$317.7		$355.3		$308.7		$327.8
Long-term backlog
Expected to ship beyond 3 months	$148.3		$177.3		$142.0		$161.2
Long-term backlog as % of total backlog	46.7%		49.9%		46.0%		49.2%

Trade accounts receivable
Days sales outstanding(2)	58.6	days	62.9	days	54.3	days	55.1	days

Inventory turns per year(2)
(based on cost of products sold)	3.1	turns	2.9	turns	3.6	turns	3.0	turns
Days' inventory	117.7	days	125.9	days	101.4	days	121.0	days

Trade accounts payable
Days payables outstanding(2)	48.3	days	53.3	days	53.3	days	59.4	days

Working capital as a % of sales (3)(4)	21.8%		21.4%		17.3%		20.8%

Net cash provided by (used for) operating activities	$16.7		$(17.2)		$66.7		$17.3
Capital expenditures	$5.0		$5.3		$3.1		$2.3
Free cash flow (5)	$11.7		$(22.5)		$63.6		$15.0

Debt to total capitalization percentage	39.8%		40.6%		36.1%		38.5%

Debt, net of cash, to net total capitalization	35.3%		35.8%		28.9%		33.9%

(1) Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies.
(2) June 30, 2023 figures exclude the impact of the acquisition.
(3) June 30, 2023 and September 30, 2023 exclude the impact of the acquisition.
(4) September 30, 2022 figure excludes the impact of the acquisition of Garvey Corporation.
(5) Free cash flow is defined as net cash provided by (used for) operating activities less capital expenditures. Free cash flow is not a measure determined in accordance with GAAP, and may not be comparable with the measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as free cash flow, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s free cash flow to free cash flow for historical periods.
Components may not add due to rounding.

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP gross profit	$99,976	$86,310	$186,626	$168,836
Add back (deduct):
Business realignment costs	—	—	196	—
Non-GAAP adjusted gross profit	$99,976	$86,310	$186,822	$168,836

Net sales	$258,400	$231,740	$493,892	$452,027

Gross margin - GAAP	38.7%	37.2%	37.8%	37.4%
Adjusted gross margin - Non-GAAP	38.7%	37.2%	37.8%	37.4%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP income from operations	$33,351	$27,372	$54,799	$50,191
Add back (deduct):
Acquisition deal and integration costs	508	19	3,095	105
Business realignment costs	40	1,233	415	2,890
North American warehouse consolidation	82	—	199	—
Headquarter relocation costs	146	—	1,374	—
Non-GAAP adjusted income from operations	$34,127	$28,624	$59,882	$53,186

Net sales	$258,400	$231,740	$493,892	$452,027

Operating margin - GAAP	12.9%	11.8%	11.1%	11.1%
Adjusted operating margin - Non-GAAP	13.2%	12.4%	12.1%	11.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income	15,813	14,114	25,088	22,505
Add back (deduct):
Amortization of intangibles	7,508	6,447	14,385	12,982
Acquisition deal and integration costs	508	19	3,095	105
Business realignment costs	40	1,233	415	2,890
North American warehouse consolidation	82	—	199	—
Headquarter relocation costs	146	—	1,374	—
Normalize tax rate (1)	(2,199)	(938)	(4,768)	2,333
Non-GAAP adjusted net income	21,898	20,875	39,788	40,815

Average diluted shares outstanding	29,001	28,748	28,962	28,733

Diluted income per share - GAAP	$0.55	$0.49	$0.87	$0.78

Adjusted diluted income per share - Non-GAAP	$0.76	$0.73	$1.37	$1.42

(1) Applies a normalized tax rate of 25% in fiscal 2024 and 22% in fiscal 2023 to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and adjusted diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted net income and adjusted diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as adjusted net income and adjusted diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting adjusted diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Record Sales and Operating Income for Second Quarter Fiscal Year 2024

November 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net income	$15,813	$14,114	$25,088	$22,505
Add back (deduct):
Income tax expense (benefit)	5,100	4,953	8,494	13,846
Interest and debt expense	10,211	6,768	18,836	12,971
Investment (income) loss	88	312	(454)	742
Foreign currency exchange (gain) loss	1,746	1,003	2,230	2,206
Other (income) expense, net	393	222	605	(2,079)
Depreciation and amortization expense	11,592	10,424	22,482	20,893
Acquisition deal and integration costs	508	19	3,095	105
Business realignment costs	40	1,233	415	2,890
North American warehouse consolidation	82	—	199	—
Headquarter relocation costs	146	—	1,374	—
Non-GAAP adjusted EBITDA	$45,719	$39,048	$82,364	$74,079

Net sales	$258,400	$231,740	$493,892	$452,027

Net income margin - GAAP	6.1%	6.1%	5.1%	5.0%
Adjusted EBITDA margin - Non-GAAP	17.7%	16.8%	16.7%	16.4%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.